SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 12, 2009
Capstead Mortgage Corporation
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-08896 (Commission File Number)	75-2027937 (I.R.S. Employer Identification Number)

8401 North Central Expressway
Suite 800	75225
Dallas, Texas	(Zip Code)
(Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 874-2323
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Reference is hereby made to the registration statement of Capstead Mortgage Corporation (the “Company”) on Form S-3 (File No. 333-156073), which became effective as of February 12, 2009 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on February 12, 2009, with respect to the Company’s common stock.
     On March 10, 2008, the Company entered into a Sales Agreement, as amended by the First Amendment to Sales Agreement, dated as of August 4, 2008 with Brinson Patrick Securities Corporation (the “Sales Manager”) , in connection with the issuance and sale of shares of the Company’s common stock, par value $0.01 per share, from time to time through the Sales Manager.
     On March 10, 2008, Hogan & Hartson LLP issued their opinion with respect to the legality of the issuance and sale by the Company of 3,000,000 shares of the Company’s common stock, par value $0.01 per share.
     On April 11, 2008, Hogan & Hartson LLP issued their opinion with respect to the legality of the issuance and sale by the Company of 3,000,000 shares of the Company’s common stock, par value $0.01 per share.
     On June 4, 2008, Hogan & Hartson LLP issued their opinion with respect to the legality of the issuance and sale by the Company of 5,000,000 shares of the Company’s common stock, par value $0.01 per share.
     On November 12, 2008, Hogan & Hartson LLP issued their opinion with respect to the legality of the issuance and sale by the Company of 5,000,000 shares of the Company’s common stock, par value $0.01 per share.
     On February 12, 2009, Hogan & Hartson LLP issued their opinion with respect to the legality of the issuance and sale by the Company of 7,672,000 shares of the Company’s common stock, par value $0.01 per share.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No.	Description

5.1	Opinion of Hogan & Hartson LLP, dated February 12, 2009, with respect to the legality of the shares of common stock being issued.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 19, 2009

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary